As filed with the Securities and Exchange Commission on December 5, 2024

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under

The Securities Act of 1933

CERENCE INC.

(Exact name of registrant as specified in its charter)

Delaware	83-4177087
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

25 Mall Road, Suite 416

Burlington, Massachusetts 01803

(857) 362-7300

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Cerence Inc. 2024 Inducement Plan

(Full title of the plan)

Brian Krzanich

Chief Executive Officer

Cerence Inc.

25 Mall Road, Suite 416

Burlington, Massachusetts 01803

(857) 362-7300

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Jennifer Salinas

General Counsel

Cerence Inc.

25 Mall Road, Suite 416

Burlington, Massachusetts 01803

(857) 362-7300

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed to register an additional 1,500,000 shares of common stock, par value $0.01 per share (the “Common Stock”), of Cerence Inc. (the “Registrant”), to be issuable pursuant to equity awards granted pursuant to the Registrant’s 2024 Inducement Plan (as amended, the “Inducement Plan”). On November 29, 2024, pursuant to Amendment No. 2 to the Inducement Plan, the number of shares of Common Stock reserved and available for issuance under the Inducement Plan increased by 1,500,000 shares. This Registration Statement registers these additional 1,500,000 shares of Common Stock.

The additional shares described above are of the same class as other securities relating to the Inducement Plan for which the Registrant’s registration statement filed on Form S-8, File No. 333-277635 (filed with the Securities and Exchange Commission (the “SEC”) on March 4, 2024), as amended by registration statement filed on Form S-8, File No. 333-282584 (filed with the SEC on October 10, 2024) is effective. Pursuant to General Instruction E to Form S-8, the contents of the Registrant’s prior registration statement on Form S-8, File No. 333-277635 (filed with the SEC on March 4, 2024) and prior registration statement filed on Form S-8, File No. 333-282584 (filed with the SEC on October 10, 2024), relating to the Inducement Plan, are incorporated herein by reference, except to the extent supplemented or amended or superseded by the information set forth herein.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.	Exhibits.

See the Exhibit Index below for a list of exhibits filed as part of this Registration Statement on Form S-8, which Exhibit Index is incorporated herein by reference.

Exhibit Number	Exhibit Document

4.1	Amended and Restated Certificate of Incorporation of Cerence Inc. (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed with the SEC on October 2, 2019 (File No. 001-39030))

4.2	Second Amended and Restated By-Laws of Cerence Inc. (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed with the SEC on May 4, 2023 (File No. 001-39030))

5.1*	Opinion of Goodwin Procter LLP

23.1*	Consent of Goodwin Procter LLP (included in Exhibit 5.1)

23.2*	Consent of BDO USA, P.C.

24.1*	Power of Attorney (included as part of the signature page of this Registration Statement)

99.1	Cerence Inc. 2024 Inducement Plan and form of award agreements thereunder (incorporated by reference to Exhibit 99.1 to the Registration Statement on Form S-8 filed with the SEC on March 4, 2024 (File No. 333-277635))

99.2	Amendment No. 1 to the Cerence Inc. 2024 Inducement Plan (incorporated by reference to Exhibit 99.2 to the Registration Statement on Form S-8 filed with the SEC on October 10, 2024 (File No. 333-282584))

99.3*	Amendment No. 2 to the Cerence Inc. 2024 Inducement Plan

107*	Filing Fee Table

*	Exhibits marked with an asterisk (*) are filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Burlington, Commonwealth of Massachusetts, on December 5, 2024.

Cerence Inc.

By:	/s/ Brian Krzanich
Brian Krzanich
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Brian Krzanich and Jennifer Salinas, jointly and severally, as such person’s attorneys-in-fact, each with the power of substitution, for such person in any and all capacities, to sign any amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his or her substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Brian Krzanich Brian Krzanich	Chief Executive Officer, President and Director (Principal Executive Officer)	December 5, 2024

/s/ Tony Rodriquez Tony Rodriquez	Chief Financial Officer (Principal Financial and Accounting Officer)	December 5, 2024

/s/ Arun Sarin Arun Sarin	Chairman of the Board	December 5, 2024

/s/ Thomas Beaudoin Thomas Beaudoin	Director	December 5, 2024

/s/ Marianna Budnik Marianne Budnik	Director	December 5, 2024

/s/ Doug Davis Doug Davis	Director	December 5, 2024

/s/ Sanjay Jha Sanjay Jha	Director	December 5, 2024

/s/ Marcy Klevorn Marcy Klevorn	Director	December 5, 2024

/s/ Kristi Ann Matus Kristi Ann Matus	Director	December 5, 2024

/s/ Alfred Nietzel Alfred Nietzel	Director	December 5, 2024